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                                                                    Exhibit 3.70

                            ARTICLES OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                            EMSA SOUTH BROWARD, INC.

                                       I.

             The name of the corporation is EMSA South Broward, Inc.

                                       II.

         The Articles of Incorporation of the corporation are hereby amended by deleting Article I in its entirety and substituting the following in lieu thereof:

                                   "ARTICLE I

       The name of the corporation shall be InPhyNet South Broward, Inc."

                                      III.

         The amendment was duly adopted by the Board of Directors of March 4, 1999.

                                       IV.

         The amendment was duly adopted by the sole shareholder on March 4, 1999.

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         IN WITNESS WHEREOF, these Articles of Amendment have been signed as of this 4th day of March, 1999.

                                             EMSA SOUTH BROWARD, INC

                                         By: /s/ Sara J. Finley
                                             -----------------------------------
                                             Name: Sara J. Finley
                                             Title: Vice President and Secretary